Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Introduction

UpHealth, Inc. (“UpHealth,” “we,” “us,” “our,” “UpHealth,” or the “Company”) is the parent company of both UpHealth Holdings, Inc. and subsidiaries (“UpHealth Holdings”) and Cloudbreak Health, LLC and subsidiaries.

On February 26, 2023, UpHealth Holdings, Inc., a Delaware corporation (“UpHealth Holdings”) and a wholly-owned subsidiary of the Company, agreed to sell 100% of the outstanding capital stock of UpHealth Holdings’ wholly-owned subsidiary, Innovations Group, Inc., a Utah corporation (“IGI” and, together with each of IGI’s wholly-owned subsidiaries, the “Group Companies”), to Belmar MidCo, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Belmar Holdings, Inc., a Delaware corporation, a portfolio company of Webster Capital IV, L.P., a Delaware limited partnership, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), dated February 26, 2023, by and among the Company, UpHealth Holdings, IGI and Buyer (all of the transactions contemplated by the Stock Purchase Agreement, the “Transactions”).

On May 11, 2023, the Company completed the closing of the Transactions (the “Closing”). The gross cash proceeds from the Transactions were approximately $56,000,000, before adjustments for the Group Companies’ net working capital, closing debt and accrued but unpaid expenses related to the Transactions, and less the Escrow Amount (as defined in the Stock Purchase Agreement). Following the Closing, in connection with a customary adjustment to the Purchase Price (as defined in the Stock Purchase Agreement), which adjustment is expected to occur no earlier than 60 days following the date of the Closing, the Purchase Price will be increased by the amount of unrestricted cash and cash equivalents of the Group Companies as of 11:59 p.m. Pacific Time on the day immediately prior to the date of the Closing, if any.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 gives effect to the Transactions as if they had occurred on that date. The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of UpHealth as of March 31, 2023. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and the twelve months ended December 31, 2022 have been prepared to illustrate the effects of the Transactions as if they had occurred on January 1, 2022. The unaudited pro forma condensed consolidated statements of operations are derived from the unaudited historical financial statements of UpHealth for the three months ended March 31, 2023 and the audited historical financial statements of UpHealth for the year ended December 31, 2022.

The unaudited pro forma condensed consolidated financial information does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial condition and results of operations of the Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

UPHEALTH, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2023
(In thousands)

	UpHealth, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$13,333	$42,598	(a),(c)	$55,931
Accounts receivable, net	24,432	—		24,432
Inventories	134	—		134
Prepaid expenses and other current assets	3,263	—		3,263
Assets held for sale, current	3,178	(3,178)	(b)	—
Total current assets	44,340	39,420		83,760
Property, plant and equipment, net	14,324	—		14,324
Operating lease right-of-use assets	6,644	—		6,644
Intangible assets, net	30,216	—		30,216
Goodwill	159,675	—		159,675
Equity investment	21,200	—		21,200
Other assets	474	—		474
Assets held for sale, noncurrent	61,924	(61,924)	(b)	—
Total assets	$338,797	$(22,504)		$316,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,261	$—		$17,261
Accrued expenses	41,099	—		41,099
Deferred revenue	1,549	—		1,549
Due to related parties	166	—		166
Income taxes payable	367	—		367
Related-party debt	200	—		200
Lease liabilities, current	5,317	—		5,317
Other liabilities, current	433	—		433
Liabilities held for sale, current	2,975	(2,975)	(b)	—
Total current liabilities	69,367	(2,975)		66,392
Related party debt, noncurrent	31	—		31
Debt, noncurrent	148,621	(10,650)	(c)	137,971
Deferred tax liabilities	1,203	—		1,203
Warrant liabilities, noncurrent	17	—		17
Derivative liabilities, noncurrent	30	—		30
Lease liabilities, noncurrent	8,050	—		8,050
Other liabilities, noncurrent	201	—		201
Liabilities held for sale, noncurrent	7,678	(7,678)	(b)	—
Total liabilities	235,198	(21,303)		213,895

Stockholders’ equity:
Common stock	2	—		2
Additional paid-in capital	693,496	—		693,496
Treasury stock, at cost	(17,000)	—		(17,000)
Accumulated deficit	(574,292)	(1,201)	(d)	(575,493)
Total UpHealth, Inc., stockholders' equity	102,206	(1,201)		101,005
Noncontrolling interest	1,393	—		1,393
Total stockholders’ equity	103,599	(1,201)		102,398
Total liabilities and stockholders’ equity	$338,797	$(22,504)		$316,293

UPHEALTH, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(In thousands, except per share amounts)

	UpHealth, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma

Revenues	$42,145	$(8,840)	(e)	$33,305
Cost of revenues	19,469	(4,658)	(e)	14,811
Gross profit	22,676	(4,182)		18,494
Operating expenses:
Sales and marketing	4,619	(649)	(f)	3,970
Research and development	1,285	—	(f)	1,285
General and administrative	11,009	(800)	(f)	10,209
Depreciation and amortization	1,611	—	(f)	1,611
Stock-based compensation	989	—	(f)	989
Goodwill and intangible asset impairment	495	(495)	(f)	—
Acquisition, integration, and transformation costs	3,446	—	(f)	3,446
Total operating expenses	23,454	(1,944)		21,510
Loss from operations	(778)	(2,238)		(3,016)
Other income (expense):
Interest expense	(6,858)	―		(6,858)
Gain on fair value of derivative liability	26	―		26
Gain on fair value of warrant liabilities	(8)	―		(8)
Other income, net, including interest income	(17)	(7)	(g)	(24)
Total other expense	(6,857)	(7)		(6,864)
Net loss before income tax benefit	(7,635)	(2,245)		(9,880)
Income tax benefit	—	—		—
Net loss	(7,635)	(2,245)		(9,880)
Less: net loss attributable to noncontrolling interest	448	—		448
Net loss attributable to UpHealth, Inc.	$(8,083)	$(2,245)		$(10,328)

Net loss per common share attributable to UpHealth, Inc.:
Basic and diluted	$(0.51)	$(0.14)		$(0.66)

Weighted average common shares outstanding:
Basic and diluted	15,730	15,730		15,730

UPHEALTH, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(In thousands, except per share amounts)

	UpHealth, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma

Revenues	$158,803	$(32,308)	(e)	$126,495
Cost of revenues	88,648	(20,349)	(e)	68,299
Gross profit	70,155	(11,959)		58,196
Operating expenses:
Sales and marketing	15,951	(2,458)	(f)	13,493
Research and development	7,888	(49)	(f)	7,839
General and administrative	48,755	(4,129)	(f)	44,626
Depreciation and amortization	16,140	(202)	(f)	15,938
Stock-based compensation	6,464	(3,650)	(f)	2,814
Lease abandonment expenses	75	—	(f)	75
Goodwill and intangible asset impairment	114,061	(1,791)	(f)	112,270
Acquisition, integration, and transformation costs	22,214	(520)	(f)	21,694
Total operating expenses	231,548	(12,799)		218,749
Loss from operations	(161,393)	840		(160,553)
Other income (expense):
Interest expense	(26,500)	—		(26,500)
Loss on deconsolidation of subsidiary	(37,708)	—		(37,708)
Gain on fair value of derivative liability	7,529	—		7,529
Gain on fair value of warrant liabilities	242	—		242
Loss on extinguishment of debt	(14,610)	—		(14,610)
Other income, net, including interest income	121	36	(g)	157
Total other income (expense)	(70,926)	36		(70,890)
Net loss before income tax benefit	(232,319)	876		(231,443)
Income tax benefit	9,384	(1,100)	(h)	8,284
Net loss	(222,935)	(224)		(223,159)
Less: net loss attributable to noncontrolling interest	65	—		65
Net loss attributable to UpHealth, Inc.	$(223,000)	$(224)		$(223,224)

Net loss per common share attributable to UpHealth, Inc.:
Basic and diluted	$(15.17)	$(0.02)		$(15.19)

Weighted average common shares outstanding:
Basic and diluted	14,699	14,699		14,699

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(In thousands)

1.Basis of Presentation

See “Introduction” for more information regarding the basis of presentation for the unaudited pro forma condensed consolidated financial information.

2. Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial information reflects the impact of the following pro forma transaction accounting adjustments:

(a) Receipt of Cash Consideration

This adjustment reflects the gross cash proceeds from the Transactions of approximately $56,000,000, before adjustments for the Group Companies’ net working capital, closing debt and accrued but unpaid expenses related to the Transactions, and less the Escrow Amount (as defined in the Stock Purchase Agreement). Following the Closing, in connection with a customary adjustment to the Purchase Price (as defined in the Stock Purchase Agreement), which adjustment is expected to occur no earlier than 60 days following the date of the Closing, the Purchase Price will be increased by the amount of unrestricted cash and cash equivalents of the Group Companies as of 11:59 p.m. Pacific Time on the day immediately prior to the date of the Closing, if any.

(b) Elimination of Group Companies’ Assets and Liabilities

These adjustments reflect the elimination of assets and liabilities attributable to the Group Companies.

(c) 2025 Convertible Notes Required Prepay

These adjustments reflect the required offering to prepay the 2025 convertible notes with 20% of the net proceeds from the sale of the Group Companies.

(d) Gain on Sale of Group Companies

This adjustment reflects the gain recognized upon the sale of the Group Companies.

(e) Elimination of Group Companies’ Revenues and Cost of Revenues

These adjustments reflect the elimination of revenues and cost of revenues of the Group Companies.

(f) Elimination of Group Companies’ Operating Expenses

These adjustments reflect the elimination of operating expenses at the Group Companies.

(g) Elimination of Group Companies’ Other Expenses

These adjustments reflect the elimination of other expenses at the Group Companies.

(h) Elimination of Group Companies’ Income Tax Benefit

These adjustments reflect the elimination of income tax benefit at the Group Companies.

3. Pro Forma Net Loss per Common Share

Pro forma net loss per common share for the three months ended March 31, 2023 and year ended December 31, 2022 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average number of common shares outstanding has been calculated as if the shares issued in the Transactions had been issued and outstanding on January 1, 2022.

UpHealth’s unaudited historical condensed consolidated statements of operations for the three months ended March 31, 2023 and audited historical consolidated statements of operations for the year ended December 31, 2022 were in a net loss position, and thus UpHealth’s stock awards and outstanding warrants were excluded from the computation of net loss per share because their effect would have been anti-dilutive. There is no adjustment for the dilutive impact of stock awards and outstanding warrants in the pro forma condensed consolidated financial information due to the pro forma results being in a net loss position.